Exhibit 15.2                                                       22 June 2005


                                 FUTUREMEDIA PLC

                             AUDIT COMMITTEE CHARTER

I.    PURPOSE

      The primary functions of the Audit Committee (the "Committee") are to assist the Board of Directors in monitoring (i) the Company's financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company's registered public accounting firm.

      The term "registered public accounting firm" as used herein (i) initially shall mean the independent accounting firm serving as the Company's auditors and
(ii) after the applicable mandatory date for registration with the Public Company Accounting Oversight Board (the "Accounting Board") under Section 102 of the Sarbanes-Oxley Act of 2002, shall mean the public accounting firm registered with the Accounting Board which performs the auditing function for the Company.

      Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. It is not the duty of the Committee to conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Company management, and subject to audit by the Company's registered public accounting firm.

II.   COMPOSITION AND INDEPENDENCE

      The Committee shall consist of three or more directors of the Company. The members on the Committee shall meet the independence and other qualification requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations thereunder and the applicable rules of the stock exchange or stock market on which the Company's securities are traded or quoted, subject to any permitted exceptions thereunder. At least one of the Committee members must satisfy the financial sophistication requirements of the Nasdaq listing standards, and the Committee shall use diligent efforts to assure that at least one member qualifies as an "audit committee financial expert", as defined by rules of the Securities and Exchange Commission ("SEC").

      Committee members, including the chairperson, shall be elected by the Board at the annual meeting of the Board of Directors on the recommendation of a majority of the independent directors (and/or otherwise in accordance with applicable SEC and Nasdaq rules). Members shall serve until their successors shall be duly elected and qualified.

III.  MEETINGS AND PROCEDURES

      The Audit Committee shall meet at least six times per year, or more frequently as circumstances require. The Committee may request that members of management, representatives of the registered public accounting firm and others attend meetings and provide pertinent information, as necessary. In order to foster open communications, the Committee shall meet at such times as it deems appropriate or as otherwise required by applicable law, rules or regulations in separate executive sessions to discuss any matters that the Committee believes should be discussed privately.(1)

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(1) Nasdaq Rule 4350(c) requires regularly  scheduled  executive sessions of the independent directors, recommended to be at least twice per year, and perhaps more frequently, in conjunction with regularly scheduled board meetings.

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      Committee  meetings  will be governed  by the quorum and other  procedures generally applicable to meetings of the Board under the Company's By-laws, unless otherwise stated by resolution of the Board of Directors.

IV.   RESPONSIBILITIES AND DUTIES

      A.    General Matters

      1. The Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, retention (including termination) and oversight of the work of the registered public accounting firm (including resolution of disagreements between management and the registered public accounting firm regarding financial reporting) engaged for the purpose of preparing or issuing its audit report or related work. The registered public accounting firm shall report directly to and be accountable to the Committee.(2)

      2. To the extent required by applicable law, rules and regulations, the Committee shall pre-approve all auditing services and non-audit services (including the fees and terms thereof) permitted to be provided by the Company's registered public accounting firm contemporaneously with the audit, subject to certain de minimus exceptions for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which shall be approved by the Committee prior to the completion of the audit.(3)

      3. The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Committee shall determine the extent of funding necessary for payment of (i) compensation to the registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any independent counsel and other advisers retained to advise the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.(4)

      4. The Committee may form subcommittees consisting of one or more members and delegate to such subcommittees authority to perform specific functions, including without limitation pre-approval of audit and non-audit services, to the extent permitted by applicable law, rules and regulations.

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(2) Section 301 of  Sarbanes-Oxley,  Rule  10A-3(b)(2)  of the  Exchange Act and
Nasdaq Rule 4350(d).
(3) Sections 10A(h) and (i) of the Exchange Act (added by Sections 201 and 202 of Sarbanes-Oxley) require preapproval with respect to services provided by registered public accounting firms to its audit clients. The registered public accounting firm may not provide the following services contemporaneously with the audit: (1) bookkeeping or other services relating to the accounting records or financial statements of the issuer; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions or contribution in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources; (7) broker or dealer, investment adviser or investment banking services; (8) legal services and expert services related to the audit; and (9) any other service that the Accounting Board determines is impermissible. See Section 10A(g). All other non-audit services, including tax services, may be performed if pre-approved in advance. The pre-approval requirement is waived for permitted non-audit services if: (1) the aggregate amount of all such non-audit services provided to the issuer is not more than 5% of the total amount of revenues paid to the registered public accounting firm by the issuer during the fiscal year in which the non-audit services are provided; (2) such services were not recognized by the issuer at the time of engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Committee and approved by the completion of the audit. .
(4) Section 301 of Sarbanes-Oxley, Rules 10A-3(b)(4) and 10A-3(b)(5) of the Exchange Act and Nasdaq Rule 4350(d).

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      B.    Oversight of the Company's Relationship with the Auditors

            With respect to any registered public accounting firm that proposes to perform audit services for the Company, the Committee shall:

      1. On an annual basis, review and discuss all relationships the registered public accounting firm has with the Company in order to consider and evaluate the registered public accounting firm's continued independence. In connection with its review and discussions, the Committee shall: (i) ensure that the registered public accounting firm submits to the Committee a formal written statement (consistent with the Accounting Board independence standards as then in effect) delineating all relationships and services that may impact the objectivity and independence of the registered public accounting firm; (ii) discuss with the registered public accounting firm any disclosed relationship, services or fees (audit and non-audit related) that may impact the objectivity and independence of the registered public accounting firm; (iii) review the registered public accounting firm's statement of the fees billed for audit and non-audit related services, which statement shall specifically identify those fees required to be disclosed in the Company's annual proxy statement; and (iv) satisfy itself as to the registered public accounting firm's independence.

      2. Ensure the rotation of the lead (or coordinating) audit partner and other significant audit partners as required by applicable law, rules and regulations.(5)

      3. On an annual basis, confirm that the registered public accounting firm is not disqualified from performing any audit service for the Company by virtue of the fact that any of the Company's chief executive officer, chief financial officer, controller, chief accounting officer (or a person serving in an equivalent position) was employed by that registered public accounting firm and participated in any capacity in the audit of the Company during the one-year period preceding the date of the initiation of the audit of the current year's financial statements.(6)

      4. Establish with the registered public accounting firm, the scope and plan of the work to be performed by the registered public accounting firm as part of the audit for the fiscal year.

      C.    Financial Statements and Disclosure Matters

            With respect to the Company's financial statements and other disclosure matters, the Committee shall:

      1. Review and discuss with management and the registered public accounting firm the Company's quarterly financial statements.

      2. Review and discuss with management and the registered public accounting firm, the Company's annual audited financial statements and the report of the registered public accounting firm thereon.

      3. Review and discuss with management the policies and practices of the Company with respect to (i) the use of non-GAAP financial measures (as defined in SEC rules) included in any periodic or other reports filed with the SEC, (ii) the use of non-GAAP financial measures in any public release of material information, whether by press release, analysts' call or otherwise, and (iii) the reconciliation of non-GAAP financial measures with the most directly comparable GAAP financial measures and other disclosures relating to non-GAAP financial measures required under SEC rules.(7)

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(5) Section 203 of  Sarbanes-Oxley,  Section 10A(j) of the Exchange Act and Item
2-01(c) of Reg. S-X.
(6) Section 206 of Sarbanes-Oxley, Section 10A(l) of the Exchange Act and Item 2-01(c) of Reg. S-X.

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4.    Review and discuss all material correcting  adjustments  identified by the registered public accounting firm in accordance with generally accepted accounting principles and SEC rules and regulations which are reflected in each annual (and quarterly report, as applicable) that contains financial statements, and that are required to be prepared in accordance with (or reconciled to) generally accepted accounting principles under Section 13(a) of the Exchange Act and filed with the SEC.(8)

5. Review and discuss all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that have or are reasonably likely to have a current or future effect on financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources, which are required to be disclosed in response to Item 5 of Form 20-F(9)

6. Discuss with management and the registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any judgments about the quality, appropriateness and acceptability of the Company's accounting principles, significant changes in the Company's selection or application of accounting principles and any other significant changes to the Company's accounting principles and financial disclosure practices which are suggested by the registered public accounting firm or management [or the Corporate Audit Department].

7. Review with management, the registered public accounting firm, [the Corporate Audit Department] and the Company's counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company's financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities with relevant jurisdiction.

8. The review and discussions hereunder with respect to audits performed by the registered public accounting firm shall include the matters required to be discussed by the Accounting Board auditing standards then in effect. These matters would include the auditor's responsibility under generally accepted auditing standards, the Company's significant accounting policies, management's judgments and accounting estimates, significant audit adjustments, the auditor's responsibility for information in documents containing audited financial statements (e.g., MD&A), disagreements with management, consultation by management with other accountants, major issues discussed with management prior to retention of the auditor and any difficulties encountered in the course of the audit work.

9. Receive and review all other reports required under the Exchange Act to be provided to the Committee by the registered public accounting firm including, without limitation, reports on (i) critical accounting policies and practices used by the Company, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm, and (iii) all other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.(10)
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(7) Section 401 of Sarbanes-Oxley and Regulation G.
(8)Section 401 of Sarbanes-Oxley (Section 13(i) of the Exchange Act).
(9) Section 401 of Sarbanes-Oxley and Item 5 of Form 20-F.

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10.   Following  completion  of its  review  of  the  annual  audited  financial statements, recommend to the Board of Directors, if appropriate, that the Company's annual audited financial statements and the report of the registered public accounting firm thereon be included in the Company's annual report on Form 20-F filed with the SEC

11. Prepare any Committee reports required by applicable laws, rules and regulations

D.    Internal Audit Function, Disclosure Controls and Internal Controls

      With respect to the Company's internal audit function, disclosure controls and internal controls and procedures for financial reporting:

1.    In consultation with management and the registered public accounting firm,
      (i) review and assess the adequacy of the Company's internal controls and procedures for financial reporting and the procedures designed to ensure compliance with applicable laws, rules and regulations and (ii) discuss the responsibilities, budget and staffing needs in connection with the Company's internal audit-related functions.

2. If and when applicable, review management's report on internal controls and procedures for financial reporting purposes required to be included in the Company's Annual Report of Form 20-F.(11)

3. If and when applicable, review the registered public accounting firm's attestation to management's report included in the Annual Report on Form 20-F evaluating the Company's internal controls and procedures for financial reporting.(12)

4. Review and discuss any disclosures made by the Company's CEO and CFO to the Committee (as a result of their evaluation as of the end of each fiscal quarter of the Company's effectiveness of the disclosure controls and procedures and its internal controls and procedures for financial reporting) related to (i) any significant deficiencies in the design or operation of internal controls and any material weaknesses in the Company's internal controls, and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company's internal controls and procedures for financial reporting.(13)

5. Establish and review procedures within the time period required by applicable law, rules and regulations for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.(14)

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(10) Section 204 of Sarbanes-Oxley (Section 10A(k) of the Exchange Act) and Item
2-07 of Reg. S-X.
(11) For fiscal years ending after July 15, 2005,  Item 15 of Form 20-F requires
inclusion  of  management's   internal  control  report,   stating  management's
responsibilities for establishing and maintaining adequate internal control over financial reporting.
(12) For fiscal years ending after July 15, 2005, Item 15 of Form 20-F inclusion in the annual report to the SEC (Form 10-K, etc.) of the registered public accounting firm's report on management's assessment of internal control over financial reporting.
(13) Rule 13a-14 of the Exchange Act requires that the CEO and CFO certify in each 20-F that they have disclosed such information to the Company's registered public accounting firm and the Audit Committee.

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      E.    Other Miscellaneous Matters



            The Committee shall also have responsibility to:

1. Review and approve all related-party transactions, unless otherwise delegated to another committee of the Board of Directors consisting solely of independent directors.(15)

2.    If required by applicable  law, rules or  regulations,  review and approve
      (i) the adoption of and any change or waiver in the Company's code of business conduct and ethics for directors, senior financial officers (including the principal executive officer, the principal financial officer, principal accounting officer, controller, or persons performing similar functions) or employees, and (ii) any disclosure made in the manner permitted by SEC rules which is required to be made regarding such change or waiver, unless these duties are otherwise delegated to another committee of the Board of Directors consisting solely of independent directors.(16)

3. Review and discuss with management and the registered public accounting firm the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures (including management's risk assessment and risk management policies).

4. Review with management and the registered public accounting firm the sufficiency in number and the quality of [the Corporate Audit Department staff and other] financial and accounting personnel of the Company.

5. Review and reassess the adequacy of this Charter annually and recommend to the Board any changes or amendments the Committee deems appropriate.

6. Perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deems necessary or appropriate.

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(14) Section 301 of Sarbanes-Oxley, Rule 10A(b)(3) and Nasdaq Rule 4350(d).
(15) Nasdaq Rule 4350(h).
(16) Section 406 of Sarbanes-Oxley, Item 16B of Form 20-F and Nasdaq Rule 4350(m) require waivers to the code of ethics to be approved by the issuer's board.


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